EXHIBIT 99.1

Arno Therapeutics Names Alexander Zukiwski, M.D., Vice President and Chief Medical Officer

Parsippany, NJ – June 27, 2011 – Arno Therapeutics, Inc. (OTCBB: ARNI) announced today the appointment of Alexander Zukiwski, M.D., as its Chief Medical Officer, where he will be responsible for leading the clinical development and regulatory affairs teams supporting Arno’s current and future pipeline of innovative cancer therapies.

“Alex has an impressive record of success in the strategic and operational execution of clinical studies and regulatory submissions of many therapeutic agents, including Taxotere®, Xeloda®, Procrit®/Eprex®, Velcade®, Yondelis® and Doxil®,” said Glenn Mattes, President and Chief Executive Officer of Arno.  “His expertise in global oncology drug development will be invaluable as we pursue potential new indications for our product candidates and advance our pipeline of anti-cancer agents towards registration.  We are pleased to welcome him to Arno and look forward to his contributions to our future success.”

“I am excited to work with my former colleague, Glenn Mattes, and the Arno Therapeutics team to successfully advance our pipeline of innovative cancer therapies,” said Dr. Zukiwski. “I believe that Arno’s compounds have the ability to become important products in the future of oncology treatment and that our team can drive the commercialization of these exciting agents.”

Dr. Zukiwski was most recently Executive Vice President, Clinical Research, and Chief Medical Officer at MedImmune, Inc. where the organization he led was responsible for developing and implementing MedImmune's clinical research, medical affairs and safety strategies.  Prior to joining MedImmune, Dr. Zukiwski held medical affairs and clinical development positions of increasing responsibility at Johnson & Johnson Pharmaceutical Research & Development, LLC (JJPRD), Centocor and Ortho Biotech, including serving as therapeutic area head for oncology and acting head of oncology research and development.  As Vice President, Head of Clinical Oncology, he was responsible for strategic oversight and portfolio management of therapeutic oncology, hematology and supportive care clinical development programs for JJPRD and Centocor's oncology development group.  Before joining Johnson & Johnson, Dr. Zukiwski held clinical oncology positions at Hoffmann-LaRoche, Glaxo Wellcome and Rhone- Poulenc Rorer.

Dr. Zukiwski received a bachelor’s degree in pharmacy from the University of Alberta and a Doctor of Medicine degree from the University of Calgary.  He conducted his post- graduate training at St. Thomas Hospital Medical Center in Akron, Ohio and the University of Texas, M.D. Anderson Cancer Center.

EXHIBIT 99.1

About Arno Therapeutics

Arno Therapeutics is a clinical-stage biopharmaceutical company developing innovative products for the treatment of cancer.  Arno has exclusive worldwide rights to develop and market three innovative, clinical-stage anti-cancer product candidates with unique mechanisms of action. These compounds include two targeted agents and one cytotoxic molecule that have the potential to be best- or first-in-class products for the treatment of hematologic malignancies and solid tumors.  For more information about the company, please visit www.arnothera.com.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding the timing, progress and anticipated results of the clinical development, regulatory processes, potential clinical trial initiations, potential IND and NDA filings, as well as our strategy, future operations, outlook, milestones, the success of Arno’s product development, future financial position, future financial results, plans and objectives of management, are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Arno cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.  Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make.  Such factors include, among others, risks that the results of clinical trials will not support our claims or beliefs concerning the effectiveness of our product candidates, our ability to finance the development of our product candidates, regulatory risks, and our reliance on third party researchers and other collaborators. Arno is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Glenn Mattes
President and Chief Executive Officer
Arno Therapeutics, Inc.
(862) 703-7170
gm@arnothera.com